UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2026

Cable One, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36863	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 364-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CABO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

MBI Term Loan Exchange Offer — Interim Participation Update

On June 23, 2026, Cable One, Inc. (the “Company”) announced that, as of 5:00 p.m., New York City time, on June 22, 2026, the designated exchange agent for the Company’s previously announced offer (the “MBI Term Loan Exchange Offer”) to lenders (the “MBI Lenders”) of the senior secured term loans (the “MBI Term Loans”) outstanding under that certain Credit Agreement, dated as of November 12, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time), among Mega Broadband Investments Holdings LLC, as borrower, the lenders from time to time party thereto and Truist Bank, as administrative agent, had received irrevocable lender acceptances from MBI Lenders holding approximately 33.4% of all outstanding MBI Term Loans.

As previously disclosed, subject to the terms of the MBI Term Loan Exchange Offer, any MBI Lender that delivers a lender acceptance to the designated exchange agent after 3:00 p.m. (New York City time) on June 22, 2026 will receive, in exchange for its MBI Term Loans, on a first-come first-served basis, (1) if, and solely to the extent that, the aggregate principal amount of MBI Term Loans of such participating MBI Lender, together with all MBI Term Loans of all earlier participating MBI Lenders, does not exceed 50.01% of the outstanding principal amount of MBI Term Loans, a combination of (i) 50.0% of the aggregate principal amount of the MBI Term Loans of such participating MBI Lender in cash and (ii) 50.0% of the aggregate principal amount of the MBI Term Loans of such participating MBI Lender in new first lien “first out” term loans of the Company; and/or (2) otherwise, 100% of the aggregate principal amount of the MBI Term Loans of such participating MBI Lender in new first lien “second out” term loans of the Company.

The MBI Term Loan Exchange Offer is scheduled to expire at 5:00 p.m., New York City time, on June 23, 2026, unless extended or earlier terminated by the Company in accordance with the terms of the Offer Notice (as defined below).

The Company is making the MBI Term Loan Exchange Offer pursuant to the offer materials distributed to eligible MBI Lenders. The foregoing is a summary of certain terms of the MBI Term Loan Exchange Offer and does not purport to be complete, and is subject to, and qualified by, the offer materials distributed to eligible MBI Lenders (the “Offer Notice”), a copy of which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on June 22, 2026 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Exchange Offer Notice, dated as of June 22, 2026, relating to the MBI Term Loan Exchange Offer (incorporated herein by reference to Exhibit 99.1 of the Current Report on Form 8-K filed by the Company with the SEC on June 22, 2026).
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Christopher J. Arntzen
	Name:	Christopher J. Arntzen
	Title:	Senior Vice President, General Counsel and Secretary

Date: June 23, 2026